Annual Meeting of Stockholders of

GATEWAY ENERGY CORPORATION

June 20, 2012

Proxy Voting Instructions

INTERNET  - Access “www.voteproxy.com” and follow the on-screen  instructions.   Have  your  proxy  card  available  when  you access the  web  page.

TELEPHONE -  Call  toll-free  1-800-PROXIES  (1-800-776-9437)  in the United  States  or  1-718-921-8500  from  foreign  countries  from  any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.

Vote  online/phone  until  11:59  PM EST the day  before  the  meeting.

MAIL -  Sign, date and mail your proxy card in the envelope provided as  soon  as  possible.

IN PERSON -  You  may  vote  your  shares  in  person  by  attending the  Annual  Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

     The annual report, notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterials.asp

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Δ Please Detach and Mail in the Envelope Provided IF  You are Not Voting Via Telephone or the Internet Δ

Please mark your votes as in this example	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR  ALL PROPOSALS AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

Each of the proposals listed below is proposed by Gateway Energy Corporation (the “Company”). None of the proposals is subject to, or is conditioned upon, the approval of the other proposals.
1. Proposal # 1. To elect the following persons as directors of the Company to serve until the next annual meeting of stockholders.
FOR the six nominees listed to the right (except as indicated below) ☐	WITHHOLD AUTHORITY to vote for the six nominees listed to the right ☐	Nominees: Perin Greg deGeurin David F. Huff John. O. Niemann, Jr. Frederick M. Pevow, Jr. John A. Raasch Paul G. VanderLinden, III
(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name of nominee(s) on the space provided below.) ____________________________________
2. Proposal # 2. To ratify the appointment of Pannell Kerr Forster of Texas , P. C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012
FOR ☐	AGAINST ☐	ABSTAIN ☐
3. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature of Stockholder______________________________		Signature of Stockholder______________________________ (if held jointly)	Dated: , 2012

To change the address on your account, please check the box at the right and indicate your new ☐

address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

________________________________________________________________________

NOTE: Please sign exactly as your name or names appear on this proxy. When stock is held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give your full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GATEWAY ENERGY CORPORATION

This proxy is solicited on behalf of the board of Directors

for the annual meeting of stockholders

June 20, 2012

The undersigned holder of Common Stock, par value $0.01 per share (the "Common Stock"),of Gateway Energy Corporation (the "Company") hereby nominates and appoints Frederick M. Pevow, Jr. as the proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend, act and vote in respect of all Common Stock registered in the name of the undersigned at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the Wedge International Tower, 1415 Louisiana Street, Suite 3900, Conference Room A, Houston, TX 77002 on June 20, 2012 at 10:00 a.m. (local time), and at any and all adjournments or postponements thereof. Without limiting the general powers hereby conferred, said proxy is directed to vote as designated on the reverse side, provided that, if no choice is specified herein, or if any instructions given are not clear, the Common Stock will be voted as if the stockholder had specified an affirmative vote.

(Continued and  to  be  signed  on  the  reverse  side.)